December 5, 2023

Sent via Email

Re: Bruush Oral Care, Inc. ("we" or the "Company") Financing Waiver

Dear Mr. Shapiro,

Reference is made to (i) that certain Securities Purchase Agreement, dated as of June 26, 2023 (the "Purchase Agreement"), between the Company and Target Capital 14, LLC (together with any of its successors and assigns, "Target"), pursuant to which the Company issued to Target a Convertible Note, in the initial principal amount of $3,341,176.00 (the "Note") and a common stock purchase warrant to purchase 10,023,530 of the Company's common shares, having no par value per share (the "Common Shares") and (ii) that certain Escrow Agreement, dated as of September 29, 2023, among the Company, Target, and the Escrow Agent named therein. Capitalized terms used herein but not otherwise defined, shall have the meanings ascribed to them in the Purchase Agreement, Note, or Escrow Agreement, as applicable.

Pursuant to this letter agreement (this "Letter Agreement"), the Company and Target agree to (i) the immediate release of the remaining balance of the Escrowed Property currently held in escrow by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement and (ii) concurrently herewith take any and all actions necessary to notify the Escrow Agent to release the Escrowed Property to the Company in accordance with the terms and conditions of the Escrow Agreement. The Escrow Agreement shall terminate and be of no further force and effect following the Company's receipt of the Escrowed Property.

In consideration of the foregoing the Company shall issue to Target a prefunded warrant (in the form attached hereto as Exhibit A, the "Side Letter Warrant") to purchase 5,000,000 Common Shares (the "Side Letter Warrant Shares").

This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to choice of law principles. In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement. By signing below, the parties hereto represent and agree that, prior to executing this Letter Agreement, they have had the opportunity to consult with independent counsel concerning the terms of this Letter Agreement.

This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, for example, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Please indicate confirmation of the terms provided herein by executing and returning this Letter Agreement in the space provided below.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

BRUUSH ORAL CARE, INC.

DocuSigned by:

Aneil Manhas

By: B117B486E9C3437...

Name:

Title:

Acknowledged and Agreed:

TARGET CAPITAL 14, LLC

DocuSigned by:

DMITRIY SHAPIRO

By: 5A89AFC53C74489...

Name:

Title:

EXHIBIT A

FORM OF SIDE LETTER WARRANT